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Exhibit 21.1     Subsidiaries of the Registrant

Name of Subsidiary                     State of Incorporation     Name Under Which Subsidiary Is Doing Business
------------------                     ----------------------     ---------------------------------------------

Isis Tele-Communications, Inc.                 Delaware           Isis Tele-Communications, Inc.

Communications Information Services, Inc.      Florida            Communications Information Services, Inc



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